Exhibit 10.18
                           RESTRICTED STOCK AGREEMENT
                           --------------------------


     This Restricted Stock Agreement (the "Agreement") is made as of January 20, 1997, between Unilab Corporation, a Delaware corporation (the "Corporation"), and Andrew H. Baker ("Baker"), for the grant by the Corporation to Baker of restricted shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"). This Agreement is entered into pursuant to and in connection with that certain letter agreement of even date herewith (the "Letter Agreement") regarding Baker's resignation as a director and as Chairman, President and Chief Executive Officer of the Corporation.

     1. Grant of Shares. In accordance with the terms of the Letter Agreement, and in consideration of valuable services heretofore rendered and of the agreements hereinafter set forth, the Corporation hereby grants to Baker Five Hundred Thousand (500,000) shares of Common Stock of the Corporation (the "Shares"). As soon as reasonably practicable following Baker's execution of this Agreement, a certificate or certificates representing the Shares and bearing the legend described in Section 6 shall be issued in the name of Baker. The Corporation, at the direction of the Board of Directors, shall hold such certificate or certificates, properly endorsed for transfer, for Baker's benefit until the restrictions herein set forth have lapsed. The Shares, shall be issued from the Corporation's available treasury shares or from authorized but unissued shares. Upon issuance of the certificates representing the Shares, Baker shall have all the rights of a stockholder with respect to the Shares, including the right to vote and to receive all dividends or other distributions paid or made with respect to the Shares. However, the Shares (and any securities of the Corporation which may be issued with respect to the Shares by virtue of any stock split, combination, stock dividend or recapitalization, which securities shall be deemed to be "Shares" hereunder) shall be subject to all the restrictions hereinafter set forth.

     2. Restriction. The Shares shall not be sold or exchanged until the restriction imposed by this Section 2 (the "Restriction") has lapsed pursuant to Sections 3 or 4 below; provided, however, nothing herein shall restrict the transfer of the shares to immediate family members or trusts for their benefit.

     3. Lapse of Restriction upon Certain Events. The Restriction shall lapse and have no further force or effect with respect to the Shares upon the earlier to occur of (a) a Change of Control of the Corporation (as hereinafter defined) and (b) Baker reaching age 65. For purposes of this Agreement, a "Change of Control" of the Corporation shall be defined to mean, notwithstanding the prior occurrence of any other event constituting a "change of control" (a) the acquisition by any "person" of, or the entering into of any agreement by any "person" to acquire by purchase, merger, consolidation or otherwise "beneficial ownership" (within the meaning of Section 13 and/or Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of shares resulting in the beneficial ownership of more than fifty percent (50%) of the total number of votes which may be cast for the election of directors, or (b) the acquisition by any person of, or the entering into of any agreement by any person to acquire, all or substantially all of the assets of the Corporation. Notwithstanding any other provision of this Section 3, the Restriction shall lapse and be of no further force and effect as of immediately prior to, but subject to, the Change of Control and in the event of a Change of Control as a result of a tender offer or other multi-staged transaction, the Restriction shall lapse in a timely manner such that Baker may participate in such transaction at any stage.

     4. Lapse of Restriction by Death or Disability. In addition to the circumstances under which the Restriction shall lapse as described in Section 3, the Restriction shall lapse and have no further force or effect upon Baker's death or Disability (as such term is defined in the Corporation's Long-Term Disability Plan).

     5. Delivery of Restricted Shares. Promptly upon the lapse of the Restriction pursuant to Sections 3 or 4, a stock certificate for the number of Shares with respect to which the Restriction has lapsed shall be delivered, free of all restrictions, to Baker or Baker's representative, beneficiary or estate (collectively referred to as the "Representative"), as the case may be.

     6. Legend on Certificates. All certificates representing the Shares shall be endorsed on the face thereof with the following legend:

     "The shares of stock represented by this certificate, and the transferability thereof are restricted by and subject to a Restricted Stock Agreement dated as of January 20, 1997, a copy of which is on file with the Secretary of the Corporation."

     7. Withholding Taxes. Notwithstanding any other provision of this Agreement, the lapse of the Restriction on the Shares pursuant to Sections 3 or 4 shall be conditioned on Baker or the Representative having made appropriate arrangements with the Corporation to provide for the withholding of any taxes required to be withheld by Federal, state or local law with respect to such lapse, if any.

     8. Registration Rights. Baker shall be granted for a three-year period commencing on the date hereof "piggyback" registration rights to request the Corporation to register the Shares as part of a registration statement filed by the Corporation. If the Corporation shall not have filed a registration statement of the end of such three-year period, Baker shall have the right from and after that date to demand that the Corporation prepare and file a registration statement to register the Shares.

     1.   General Provisions.

     (a) To the extent not preempted by Federal law, this Agreement shall be construed in accordance with and governed by the laws of the State of California.

     (b) Notices required or permitted to be made under this Agreement shall be sufficiently made if personally delivered to Baker or his Representative or sent by regular mail addressed (a) to Baker or his Representative at Baker's address as set forth in the books and records of the Corporation, or (b) to the Corporation at the principal office of the Corporation clearly marked "Attention: Corporate Secretary."

     (c) The Letter Agreement and this Agreement set forth the entire agreement of the parties concerning the subject matter hereto, and no other representations or warranties, express or implied, other than those contained herein, and no amendments or modifications hereto, shall be binding unless made in writing and signed by the parties hereto.

     (d) The waiver by either party of a breach of any term or provision of this Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision or of the breach of any other term or provision of this Agreement.

     (e) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     (f) In the event that any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

     (g) Nothing in the Letter Agreement or this Agreement confers on Baker any right to be employed by the Corporation or to be entitled to any remuneration or benefits not set forth in the Letter Agreement or this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement, as of the date first above written.

                                              UNILAB CORPORATION


                                              By: ______________________________
                                              Name:
                                              Title:


                                              BAKER



                                              __________________________________
                                              Name:    Andrew H. Baker
                                              Address: 636 Winding Hollow Road
                                                       Franklin Lakes, NJ  07417


                                       3